                                                                  Exhibit (d)(3)


                  NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
         BENEFICIAL INTEREST OF COLONIAL INTERMEDIATE HIGH INCOME FUND
              SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                      AND THE OVER-SUBSCRIPTION PRIVILEGE

             COLONIAL INTERMEDIATE HIGH INCOME FUND RIGHTS OFFERING

     As set forth in the Prospectus dated _______, 1999 (the "Prospectus") under "The Offer--Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Colonial Intermediate High Income Fund shares of beneficial interest (the "Shares") subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on _______, 1999, unless extended by the Fund (the "Expiration Date"). The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined hereby have the meanings attributed to them in the Prospectus.

                           The Subscription Agent is:

                    FIRST DATA INVESTOR SERVICES GROUP, INC.
                              C/O BANKBOSTON N.A.

BY FACSIMILE:                                             BY FIRST CLASS MAIL:
(TELECOPIES)                                              FIRST DATA INVESTOR SERVICES GROUP, INC.
(781) 794-6333                                            C/O BANKBOSTON N.A.
CONFIRM BY TELEPHONE TO:                                  CORPORATE REORGANIZATION
(781) 794-6388                                            P.O. BOX 9049
                                                          BOSTON, MASSACHUSETTS 02205-9838
                                                          U.S.A.
BY OVERNIGHT                                              BY HAND:
COURIER:                                                  FIRST DATA INVESTOR SERVICES GROUP, INC.
FIRST DATA INVESTOR SERVICES GROUP, INC.                  C/O BANKBOSTON N.A.
C/O BANKBOSTON N.A.                                       SECURITIES TRANSFER &
CORPORATE REORGANIZATION                                  REPORTING SERVICES, INC.
70 CAMPANELLI DRIVE                                       55 BROADWAY -- 3RD FLOOR
BRAINTREE, MASSACHUSETTS 02184                            NEW YORK, NEW YORK 10006
U.S.A.                                                    U.S.A.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE
                               A VALID DELIVERY.

     The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription Privilege to the Subscription Agent and must deliver this Notice of Guaranteed Delivery guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. The Subscription Certificate and full payment must then be delivered to the Subscription Agent by the close of business on _________, 1999, which is the third business day after the Expiration Date, unless extended by the Fund. Failure to do so will result in a forfeiture of the Rights.

                           (CONTINUED ON OTHER SIDE)
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                                   GUARANTEE

     The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day (_______, 1999) after the Expiration Date (_______, 1999, unless extended by the Fund) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for in the Primary Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription Certificate.

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
1. Primary Subscription  Number of Rights to     Number of Primary      Payment to be made in
                         be exercised            Shares requested for   connection with Primary
                         _________ Rights        which you are          Shares
                                                 guaranteeing delivery
                                                 of Rights and Payment
                                                 ____________ Shares
                                                 (Rights / by 3)        $ _____________________

--------------------------------------------------------------------------------------------------
2. Over-Subscription                             Number of Over-        Payment to be made in
                                                 Subscription Shares    connection with Over-
                                                 requested for which    Subscription Shares
                                                 you are guaranteeing
                                                 payment
                                                 ____________ Shares    $ _____________________
--------------------------------------------------------------------------------------------------
3. Totals                Total Number of
                         Rights to be Delivered                         $ _____________________
                         _________ Rights                               Total Payment
--------------------------------------------------------------------------------------------------
Method of Delivery of Rights (circle one)         A. Through The Depository Trust Company ("DTC")*
                                                  B. Direct to the Subscription Agent

     Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to First Data Investor Services Group, Inc. a Nominee Holder Over-Subscription Exercise Form.

---------------------------------------------  ---------------------------------------------
Name of Firm                                   Authorized Signature


---------------------------------------------  ---------------------------------------------
Address                                        Title


---------------------------------------------  ---------------------------------------------
Zip Code                                       Name (Please Type or Print)


---------------------------------------------
Name of Registered Holder (If Applicable)


---------------------------------------------  ---------------------------------------------
Telephone Number                               Date

* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.